As filed with the Securities and Exchange Commission on August 1, 2023

Registration No. 333-____________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Creative Media & Community Trust Corporation (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization) 17950 Preston Road, Suite 600, Dallas TX (Address of Principal Executive Offices)	75-6446078 (I.R.S. Employer Identification No.) 75252 (Zip Code)

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION 2015 EQUITY COMPENSATION PLAN (Full title of the plan)

David Thompson Chief Executive Officer Creative Media & Community Trust Corporation 17950 Preston Road, Suite 600 Dallas, Texas 75252 (972) 349-3200

(Name, address and telephone number, including area code, of agent for service)

Copies to:
Patrick S. Brown
Sullivan & Cromwell LLP
1888 Century Park East, Suite 2100
Los Angeles, California 90067
(310) 712-6600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer	Accelerated filer
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933.

EXPLANATORY NOTE
At the 2023 annual meeting of stockholders of Creative Media & Community Trust Corporation (the “Company” or the “Registrant”), the Company’s stockholders approved the amendment to the Creative Media & Community Trust Corporation 2015 Equity Incentive Plan (the “Amended Plan”), which provides for grants of equity awards to independent directors of the Company. The number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), which may be granted under the Amended Plan has been increased by 400,000 shares of Common Stock. This Registration Statement on Form S-8 (this “Registration Statement”) relates to the additional 400,000 shares of Common Stock authorized for issuance under the Amended Plan.
Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 with respect to the Creative Media & Community Trust 2015 Equity Incentive Plan (formerly the CIM Commercial Trust Corporation 2015 Equity Incentive Plan) (Registration No. 333-218475) (the “Original Registration Statement”), filed with the Securities and Exchange Commission on June 2, 2017, including the information contained therein, are hereby incorporated by reference to this Registration Statement, except that the provisions contained in Part II of the Original Registration Statement are modified as set forth in this Registration Statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
The following documents are incorporated herein by reference:
(a)the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, as amended by Amendment No. 1 on Form 10-K/A filed on April 28, 2023 (the “Form 10-K”);
(b)the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023;
(c)the Registrant’s Current Reports on Form 8-K filed on February 3, 2023, February 24, 2023, March 29, 2023, May 8, 2023 and July 31, 2023; and
(d)the description of the Registrant’s Common Stock contained in Exhibit 4.1 to the Registrant’s Form 10-K, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES
Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active or deliberate dishonesty established in a judgment or other final adjudication to be material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.
Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•an act or omission of the director of officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;
•the director or officer actually received an improper personal benefit in money, property or services; or
•in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
•a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and
•a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.
Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•any present or former director or officer who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity; or
•any individual who, while a director or officer of our Company and at our Company’s request, serves or has served another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, trustee, member, manager or partner and who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, subject to approval from our Board of Directors, to indemnify and advance expenses to any person who served a predecessor of our Company in any of the capacities described above and to any employee or agent of our Company or a predecessor of our Company.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Further, we have entered into an Indemnification Agreement with each of our directors and certain executive officers. Each Indemnification Agreement provides that we will indemnify and hold harmless each such director or named executive officer to the fullest extent permitted by law.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.
ITEM 8. EXHIBITS

Exhibit Number	Description
4.1	Articles of Amendment and Restatement of PMC Commercial Merger Sub, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 2, 2014).
4.2	Articles of Amendment (Name Change) (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 2, 2014).
4.3	Articles of Amendment (Reverse Stock Split) (incorporated by reference to Exhibit 3.5 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 2, 2014).
4.4	Articles of Amendment (Par Value Decrease) (incorporated by reference to Exhibit 3.6 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 2, 2014).
4.5	Articles of Amendment (Reverse Stock Split) (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 6, 2019).
4.6	Articles of Amendment (Par Value Decrease) (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 6, 2019).
4.7	Articles of Amendment (Name Change) (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 10, 2022).
4.8
Articles Supplementary for the Series A Preferred Stock (incorporated by reference to Exhibit 4.1 of the Form S-11 Registration Statement (333-210880) filed by the Registrant with the SEC on June 29, 2016).

4.9
Amendment No. 1 to the Articles of Amendment and Restatement of CIM Commercial Trust Corporation, designating the Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 31, 2020).

4.10
Articles Supplementary to the Articles of Amendment and Restatement of CIM Commercial Trust Corporation, designating the Series D Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 31, 2020).

4.11
Articles Supplementary for the Series L Preferred Stock, dated November 15, 2017 (incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 4 to the Form S-11 Registration Statement (333-218019) filed by the Registrant with the SEC on November 15, 2017).

4.12
Articles Supplementary to the Articles of Amendment and Restatement of Creative Media & Community Trust Corporation, designating the Series A1 Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 17, 2022).

4.13	Bylaws (incorporated by reference to Exhibit 3.6 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 16, 2022).

4.14
Purchase Agreement among PMC Commercial Trust, PMC Preferred Capital Trust-A and Taberna Preferred Funding I, Ltd. dated March 15, 2005 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2005).

4.15
Junior Subordinated Indenture between PMC Commercial Trust and JPMorgan Chase Bank, National Association as Trustee dated March 15, 2005 (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2005).

4.16
Amended and Restated Trust Agreement among PMC Commercial Trust, JPMorgan Chase Bank, National Association, Chase Bank USA, National Association and The Administrative Trustees Named Therein dated March 15, 2005 (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2005).

4.17	Floating Rate Junior Subordinated Note due 2035 (incorporated by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005).
4.18
Warrant Agreement, dated June 28, 2016, between Creative Media & Community Trust Corporation and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.2 of the Form S-11 Registration Statement (333-210880) filed by the Registrant with the SEC on June 29, 2016).

4.19
First Amendment to Warrant Agreement, dated November 6, 2019, between Creative Media & Community Trust Corporation and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 8, 2019).

4.20
Form of Warrant Certificate for the Series A Preferred Stock (incorporated by reference to Exhibit 4.4 of the Form S-11 Registration Statement (333-210880) filed by the Registrant with the SEC on June 29, 2016).

4.21	Form of Indenture for Debt Securities (incorporated by reference to Exhibit 4.21 of the Form S-3 Registration Statement (333-268032) filed by the Registrant with the SEC on October 27, 2022).
*5.1	Opinion of Venable LLP.
*23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Venable LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page of this Registration Statement).
*107	Filing Fee Table.

*	Filed herewith

ITEM 9. UNDERTAKINGS
Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.
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SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 1, 2023.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION

By:	/s/ David Thompson
Name:	David Thompson
Title:	Chief Executive Officer

By:	/s/ Barry N. Berlin
Name:	Barry N. Berlin
Title:	Chief Financial Officer
POWERS OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Messrs. Thompson and Berlin or either one of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
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Signature	Title	Date

/s/ David Thompson
David Thompson	Chief Executive Officer (Principal Executive Officer)	August 1, 2023

/s/ Barry N. Berlin
Barry N. Berlin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 1, 2023

/s/ Douglas Bech
Douglas Bech	Director	August 1, 2023

/s/ John Hope Bryant
John Hope Bryant	Director	August 1, 2023

/s/ Marcie Edwards
Marcie Edwards	Director	August 1, 2023

/s/ Shaul Kuba
Shaul Kuba	Director	August 1, 2023

/s/ Richard Ressler
Richard Ressler	Director	August 1, 2023

/s/ Avraham Shemesh
Avraham Shemesh	Director	August 1, 2023

/s/ Elaine Wong
Elaine Wong	Director	August 1, 2023

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